                                                                    EXHIBIT 10.2

                      FIFTH AMENDMENT TO CREDIT AGREEMENT

     This FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Fifth Amendment") executed effective as of the 5th day of November 2001 (the "Fifth Amendment Effective Date"), is by and among ATP OIL & GAS CORPORATION, a corporation formed under the laws of the State of Texas (the "Borrower"); each of the lenders that is a signatory hereto or which becomes a signatory hereto and to the hereinafter described Credit Agreement as provided in Section 12.06 of the Credit Agreement (individually, together with its successors and assigns, a "Lender" and collectively, the "Lenders"); and UNION BANK OF CALIFORNIA, N.A., a national banking association (in its individual capacity, "UBOC") as agent for the Lenders (in such capacity, together with any successors in such capacity, the "Administrative Agent").

                                R E C I T A L S
                                ---------------

     A. The Borrower, Administrative Agent and Lenders are parties to that certain Credit Agreement dated as of April 27, 2001 as amended and supplemented by that certain (i) First Amendment to Credit Agreement dated as of June 29, 2001, (ii) Second Amendment to Credit Agreement dated as of June 29, 2001, (iii) Third Amendment to Credit Agreement dated as of June 30, 2001, and (iv) Fourth Amendment to Credit Agreement dated as of October 1, 2001 (as so amended, the "Credit Agreement"), pursuant to which the Lenders agreed to make loans to and extensions of credit on behalf of the Borrower.

     B. The Borrower, the Lenders and the Administrative Agent desire to amend the Credit Agreement further as provided herein.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                  ARTICLE I.
                                  DEFINITIONS

     SECTION 1.01 TERMS DEFINED ABOVE. As used in this Fifth Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.

     SECTION 1.02 TERMS DEFINED IN THE CREDIT AGREEMENT. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

     SECTION 1.03   OTHER DEFINITIONAL PROVISIONS.

     (a) The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Fifth Amendment shall refer to this Fifth Amendment as a

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whole and not to any particular Article, Section, subsection or provision of this Fifth Amendment.

     (b) Section, subsection and Exhibit references herein are to such Sections, subsections and Exhibits to this Fifth Amendment unless otherwise specified.

                                  ARTICLE II.
                         AMENDMENTS TO CREDIT AGREEMENT

     The Borrower, the Administrative Agent and the Lenders agree that the Credit Agreement is hereby amended, effective as of the Fifth Amendment Effective Date, in the following particulars.

     SECTION 2.01  AMENDMENTS AND SUPPLEMENTS TO DEFINITIONS.

     (a) The following terms, which are defined in Section 1.02 of the Credit Agreement, are hereby amended in their entirety to read as follows:

     "Agreement" shall mean this Credit Agreement, as amended and supplemented by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment, and as the same may from time to time be further amended or supplemented.

     "Aggregate Maximum Credit Amounts" at any time shall equal the sum of the Maximum Credit Amounts of the Lenders, as the same may be reduced pursuant to Section 2.03(b). As of the Fifth Amendment Effective Date, the Aggregate Maximum Credit Amount is $100,000,000.

     "Applicable Margin" shall mean, at any time except as otherwise specifically set out in this definition, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Borrowing Base Utilization as in effect from time to time:

BORROWING BASE UTILIZATION                              APPLICABLE MARGIN
-------------------------------------------------------------------------------
                                                 LIBOR Loans    Base Rate Loans
-------------------------------------------------------------------------------
Less than 25%                                      2.25%            0.25%
-------------------------------------------------------------------------------
Greater than or equal to 25% but less than 50%     2.50%            0.50%
-------------------------------------------------------------------------------
Greater than or equal to 50% but less than 75%     2.875%           0.75%
-------------------------------------------------------------------------------
Greater than or equal to 75%                       3.125%           1.00%
-------------------------------------------------------------------------------

     ; provided, however, at any time that a Borrowing Base Deficiency exists, the "Applicable Margin" shall be increased by an additional 2.00% in excess of the Applicable Margin that would otherwise apply if no Borrowing Base Deficiency existed.

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     "Debt Ratio" shall mean, as of the end of each calendar month, the ratio of
     (i) Debt of the Borrower and its Consolidated Subsidiaries as of the end of such calendar month, less cash on hand exceeding $10,000,000 to (ii) EBITDA (less interest income) for the immediately preceding twelve calendar months then ended.

     "Fee Letter" shall mean that certain letter agreement between the Administrative Agent and the Borrower, dated as of the Fifth Amendment Effective Date, concerning certain fees in connection with this Agreement and the Fifth Amendment and any agreements or instruments executed in connection therewith, as the same may be amended or replaced from time to time.

     "Interest Coverage Ratio" shall mean, as of the end of any calendar month, the ratio of (i) EBITDA for the immediately preceding twelve calendar month period then ended to (ii) cash interest payments made by the Borrower and its Consolidated Subsidiaries for such twelve calendar month period.

     "LC Commitment" shall mean, at any time, an amount equal to $10,000,000.

     "Termination Date" shall mean the earlier to occur of (i) November 5, 2003 and (ii) the date that the Commitments are sooner terminated pursuant to Sections 2.03(b) or 10.02.

     (b) Section 1.02 of the Credit Agreement is hereby further amended and supplemented by adding the following new definitions where alphabetically appropriate, which read in their entirety as follows:

     "Fifth Amendment" shall mean that certain Fifth Amendment to Credit Agreement dated as of November 5, 2001, by and among the Borrower, the Administrative Agent and the Lenders.

     "Fifth Amendment Effective Date" shall mean November 5, 2001.

     "Proven Reserves" shall mean, at any particular time, the estimated quantities of Hydrocarbons which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs attributable to Oil and Gas Properties included or to be included in the Borrowing Base under then existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made). The prices used may include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

     (c) Section 1.02 of the Credit Agreement is hereby further amended by deleting the definition of "Senior Unsecured Debt" in its entirety.

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     SECTION 2.02  AMENDMENTS TO ARTICLE II.

     (a) Section 2.01(c) of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety which was added pursuant to the terms of the Fourth Amendment.

     (b) Section 2.03(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

         "(c)   Intentionally omitted."

     (c) Clause (iv) of Section 2.07(b) of the Credit Agreement is hereby deleted in its entirety.

     (d) Section 2.08(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

         "(a) Generally. The Borrowing Base and the Monthly Reduction Amount shall be determined in accordance with Section 2.08(b) by the Administrative Agent with the concurrence of the Majority Lenders (except that any increase in the Borrowing Base shall be approved by all the Lenders) and is subject to redetermination in accordance with Section 2.08(d). Upon any redetermination of the Borrowing Base or the Monthly Reduction Amount, such redetermination shall remain in effect until the next successive Redetermination Date; provided, however, the then effective Borrowing Base shall reduce on the first day of each month by the then effective Monthly Reduction Amount. So long as any of the Commitments are in effect or any LC Exposure or Loans are outstanding hereunder, this facility shall be governed by the then effective Borrowing Base and Monthly Reduction Amount. During the period from and after the Fifth Amendment Effective Date until the next redetermination thereof pursuant to Section 2.08(d) or adjustment pursuant to Section 8.08(c), the amount of the Borrowing Base shall be $70,000,000, as reduced on a cumulative basis on the 27th day of each month following such effective date by the applicable Monthly Reduction Amount. As of the Fifth Amendment Effective Date, the Monthly Reduction Amount shall be $2,000,000 each month (with the first such reduction occurring on December 27, 2001) until the next redetermination thereof pursuant to Section 2.08(d). Schedule 2.08(a) attached to the Fifth Amendment sets forth, on a month by month basis, the Monthly Reduction Amount for each month and the resulting then effective Borrowing Base for the period from the Fifth Amendment Effective Date until the next scheduled redetermination of the Borrowing Base and the Monthly Reduction Amount. Schedule 2.08(a) shall be amended, and a revised
     Schedule 2.08(a) shall be distributed by the Administrative Agent to the Borrower and each Lender, upon any redetermination (whether scheduled or unscheduled) of the Borrowing Base or Monthly Reduction Amount that

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

     necessitates a revised Schedule 2.08(a). No delay for any reason whatsoever in a redetermination of the Monthly Reduction Amount shall affect the Borrower's obligations under Section 2.07(b)(iii)."

     (e) Section 2.08(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

         "(d) Redetermination Dates. So long as any of the Commitments are in effect and until payment in full of all loans hereunder, on or around the first Business Day of each January, April, July and October (each being a "Scheduled Redetermination Date"), the Majority Lenders shall redetermine the amount of the Borrowing Base and the Monthly Reduction Amount in accordance with Section 2.08(b); provided that any increase in the Borrowing Base shall require approval of all the Lenders. In addition (i) the Borrower may initiate a redetermination of the Borrowing Base and the Monthly Reduction Amount at any other time as it so elects by specifying in writing to the Administrative Agent (who will promptly notify the Lenders) the date by which the Borrower will furnish to the Administrative Agent and the Lenders a Reserve Report in accordance with Section 8.07(b) and the date by which such redetermination is requested to occur; provided, however, that the Borrower may initiate only one such unscheduled redetermination per calendar year and (ii) the Administrative Agent may initiate a redetermination of the Borrowing Base and the Monthly Reduction Amount at any other time as it so elects by specifying in writing to the Borrower the date by which the Borrower is to furnish a Reserve Report in accordance with Section 8.07(b) and the date on which such redetermination is to occur; provided, however, that the Administrative Agent may initiate only one such unscheduled redetermination between each Scheduled Redetermination Date. Concurrently with the delivery of each Reserve Report delivered in connection with each Borrowing Base redetermination (whether scheduled or unscheduled), the Borrower shall pay an engineering fee to the Administrative Agent, for its own account, of $10,000.

      (f) Section 2.08(f) of the Credit Agreement is hereby deleted in its entirety.

     SECTION 2.03  AMENDMENTS TO ARTICLE VIII.

     (a) Section 8.01 of the Credit Agreement is hereby amended by (i) replacing existing subsection (j) with the following new subsection (j), and (ii) adding new subsection (l) as follows:

          "(j) Monthly Financial Statements. As soon as available and in any event within 25 days after the end of each calendar month, consolidating statements of income of the Borrower and its Consolidated

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

     Subsidiaries for the immediately preceding calendar month, and the related consolidating balance sheets as of the end of such period and including an accounts receivable aging report, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

          (l) Capital Expenditures Budget. As soon as available and in any event no later than 30 days prior to each calendar quarter, (i) a budget ("Capital Expenditures Budget") of the Borrower's projected capital expenditures on a line item basis (categorized by project and including an overall amount for contingencies) for the six-month period beginning on the first day of such calendar quarter, and otherwise in a form and with amounts satisfactory to the Administrative Agent and the Majority Lenders (except that the first such report shall cover the eight-month period occurring from November 1, 2001 through June 30, 2002 and shall be delivered on the Fifth Amendment Effective Date), and (ii) a certificate of a Responsible Officer of the Borrower, which certificate shall state that such Capital Expenditures Budget was prepared in good faith and based on reasonable assumptions regarding the Borrower's capital expenditure requirements for such period."

      (b) Section 8.03(a) of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following:

          "The Borrower shall, within five Business Days following the Fifth Amendment Effective Date, obtain endorsements to such insurance policies naming "Union Bank of California, N.A., as Administrative Agent for the Beneficiaries" as joint loss payee and containing provisions that such policies will not be canceled without 30 days prior written notice having been given by the insurance company to the Administrative Agent."

      (c) Section 8.07(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(a)    As soon as available but in any event on or before June 1,
     September 1 and December 1 of each year, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report dated effective as of the immediately preceding April 1, July 1 or October 1, respectively, and as soon as available but in any event on or before March 15 of each year, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report dated effective as of the immediately preceding January 1. The Reserve Report dated effective as of January 1 of each year shall be prepared by Ryder Scott Company, S.A. Holditch &

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

     Associates, Inc., or other certified independent petroleum engineers or other independent petroleum consultant(s) reasonably acceptable to the Administrative Agent and each of the Reserve Reports dated effective as of April 1, July 1 or October 1 shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report dated effective as of January 1."

     (d) Section 8.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "Section 8.11   Intentionally omitted."

     (e) Section 8.12 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "Section 8.12 Hedging Agreements. The Borrower shall not enter into or maintain commodity hedging transactions which (a) are longer in duration than two years or (b) cover notional volumes of more than 80% of the anticipated production volumes attributable to Proven Reserves of the Borrower and its Subsidiaries during any such two-year period following the date such hedges are entered into.

     (f) Article VIII of the Credit Agreement is hereby further amended by adding thereto a new Section 8.13 to read in its entirety as follows:

          "Section 8.13. Payment of Trade Debt. The Borrower shall, and shall cause each Subsidiary to, within thirty (30) days after the same becomes due (or, with respect to any vendor, within such longer period as is acceptable to such vendor) pay all Debt (other than the Obligations) owed by it and maintain appropriate accruals and reserves for all of the foregoing Debt in accordance with GAAP."

     SECTION 2.04  AMENDMENT TO ARTICLE IX.

     (a) Section 9.01(f) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(f)  Intentionally Omitted."

     (b) Section 9.03 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "Section 9.03 Investments, Loans and Advances. Neither the Borrower nor any Subsidiary will make or permit to remain outstanding any loans or advance to or investments in any Person (including without limitation, any acquisition of assets or stock of such Person or

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     commitment to consummate such a transaction), except that the foregoing restriction shall not apply to:

          "(a) investments, loans or advances reflected in the Financial
               Statements or which are disclosed to the Lenders in Schedule
               9.03;

          (b)  accounts receivable arising in the ordinary course of business;

          (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

          (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poor's Corporation or Moody's Investors Service, Inc.;

          (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $500,000,000 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively;

          (f) deposits in money market funds investing exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

          (g)  investments, loans or advances made by the Borrower in or to ATP
               (UK) in an aggregate amount not to exceed $10,000,000 at any time which are evidenced by promissory notes issued by ATP (UK) payable to the order of the Borrower and collaterally assigned to, and held in the possession of, the Administrative Agent;"

          (h) investments by the Borrower in direct ownership interests in additional Oil and Gas Properties and gas gathering systems and other facilities related thereto; provided that, (i) no such investments under this clause (h) may, unless the Administrative Agent and the Lenders otherwise consent in writing, be made before January 1, 2002, and (ii) the amount of any such investments permitted by this clause (h) may not exceed $1,000,000 during any six-month period between scheduled Borrowing Base redeterminations (except that such $1,000,000 limit may be exceeded in connection with any proposed investment

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               to the extent of any unused availability that exists under the
               Borrowing Base on the date such proposed investment is to be made); and

          (i) other investments, loans or advances not otherwise permitted by this Section 9.03 in an aggregate amount not to exceed $250,000 at any time."

     (c) Section 9.13 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "Section 9.13   Current Ratio.  The Borrower will not permit its ratio
     of (i) consolidated current assets as of the end of any calendar month commencing with the calendar month ending December 31, 2001 and continuing monthly thereafter to (ii) consolidated current liabilities (excluding current maturities of the Notes) as of the end of the relevant calendar month to be less than 1.0 to 1.0."

     (d) Section 9.14 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "Section 9.14   Debt Coverage Ratio.  The Borrower will not permit its
     Debt Ratio as of the end of any calendar month (calculated monthly at the end of each calendar month) to be greater than 3.0 to 1.0."

     (e) Section 9.15 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "Section 9.15   Interest Coverage Ratio.  The Borrower will not permit
     its Interest Coverage Ratio as of the end of any calendar month (calculated monthly at the end of each month) to be less than 3.0 to 1.0."

     (f) New Sections 9.23 and 9.24 are hereby added to the Credit Agreement as follows:

          "Section 9.23 Capital Expenditures. The Borrower shall not, as of the end of any calendar quarter, permit its consolidated capital expenditures during the six-month period (or, if applicable, eight-month period from November 1, 2001 through June 30, 2002) then ended to exceed
     (a) with respect to any project or capital expenditure line item described in the applicable Capital Expenditures Budget for such period, an amount equal to the amount budgeted for such line item; provided that, the Borrower may for purposes of determining compliance with this Section 9.23(a), allocate to such line items all or a portion of the amount set forth in the such Capital Expenditures Budget for contingencies plus an amount equal to $1,000,000, and (b) with respect to the aggregate amount budgeted for all such line items collectively, an amount equal to the sum of (i) the amount budgeted for all such line items in the aggregate as set

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     forth in the applicable Capital Expenditures Budget plus (ii) the amount of any contingencies set forth in the Capital Expenditures Budget, plus (iii) $1,000,000.

          Section 9.24 Working Capital Deficit. The Borrower shall not permit its consolidated current liabilities (excluding current maturities of the Notes) as of November 30, 2001 minus its consolidated current assets (including any unused amounts under the Borrowing Base) as of such month end to be greater than $10,000,000."

     SECTION 2.05 AMENDMENT TO ARTICLE X. Section 10.01 of the Credit Agreement is hereby amended by adding thereto a new subsection (o) to read in its entirety as follows:

          "(o) this Credit Agreement and the other Loan Documents have not be amended and restated in their entirety to the reasonable satisfaction of the Administrative Agent and the Lenders on or before January 31, 2002; provided that neither the Administrative Agent nor any Lender shall be entitled to require any change in the economic terms of this Agreement or any Loan Document in connection with any such amendment and restatement other than those changes to the economic terms which are permitted in connection with the syndication of the credit facilities evidenced by the Credit Agreement in accordance with the Letter Agreement dated as of October 5, 2001 between Union Bank of California, N.A. and the Borrower."

     SECTION 2.06 AMENDMENT TO SCHEDULES. Schedules 2.08(a), 7.02, 7.03, 7.09, 7.10, 7.14, 7.17, 7.19, 7.20, 7.22, 7.23, 9.01, 9.02, 9.03 of the Credit
Agreement are hereby replaced in their entirety with the corresponding Schedules attached to this Fifth Amendment.

     SECTION 2.07 AMENDMENT TO EXHIBIT. Exhibit A to the Credit Agreement is hereby replaced in its entirety with the Exhibit A attached to this Fifth Amendment.

                                 ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

     (a) Except for such which are made only as of a prior date, the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the Fifth Amendment Effective Date as if made on and as of such date.

     (b) The execution, delivery and performance of this Fifth Amendment are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceedings.

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

     (c) This Fifth Amendment constitutes a legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity.

     (d) All of the Liens created pursuant to the Security Instruments are valid and subsisting and constitute valid and enforceable security interests in, and Liens on, all of the Mortgaged Property subject thereto and subject to no other Liens (other than Excepted Liens and other Liens not prohibited by Section 9.02 of the Credit Agreement).

                                  ARTICLE IV.
                                  CONDITIONS

     This Fifth Amendment shall become effective and enforceable against the parties hereto and the Credit Agreement shall be amended as provided herein upon the occurrence of the following conditions precedent on or before the Fifth Amendment Effective Date:

     SECTION 4.01 LOAN DOCUMENTS. The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Fifth Amendment duly and validly executed and delivered by duly authorized officers of the Borrower, the Administrative Agent and each Lender.

     SECTION 4.02 CORPORATE PROCEEDINGS OF LOAN PARTIES. The Administrative Agent shall have received multiple copies, as requested by the Administrative Agent, of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of the Borrower, authorizing the execution, delivery and performance of this Fifth Amendment and the other Loan Documents and the transactions contemplated hereby and thereby, each such copy being attached to an original certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Fifth Amendment Effective Date, certifying
(a) that the resolutions attached thereto are true, correct and complete copies of resolutions duly adopted by written consent or at a meeting of the Board of Directors of the Borrower, (b) that such resolutions constitute all resolutions adopted with respect to the transactions contemplated hereby, (c) that such resolutions have not been amended, modified, revoked or rescinded as of the Fifth Amendment Effective Date, (d) that the articles of incorporation and bylaws attached thereto are the true, correct and complete copies of such articles and bylaws and that such articles and bylaws have not been amended, supplemented or otherwise modified except pursuant to any amendments attached thereto, and (e) as to the incumbency and specimen signature of the officers of the Borrower executing any Loan Documents (including, without limitation, this Fifth Amendment).

     SECTION 4.03 NO DEFAULT. After giving effect to the Waiver of Defaults and Ratification of Intercreditor and Subordination Agreement dated as of the Fifth Amendment Effective Date among the Borrower, Aquila Energy Capital Corporation, UBOC and the Administrative Agent, no Default or Event of Default shall have occurred and be continuing as of the Fifth Amendment Effective Date.

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

     SECTION 4.04 MATERIAL ADVERSE EFFECT. No event shall have occurred or circumstance shall have arisen since December 31, 2000, which, in the reasonable opinion of the Lenders, could have a Material Adverse Effect.

     SECTION 4.05 SECURITY INSTRUMENTS. All of the Security Instruments, including the Security Instruments listed on Schedule 1 attached hereto, shall be in full force and effect and provide to the Administrative Agent and the Lenders the security intended thereby to secure the Obligations.

     SECTION 4.06 LEGAL FEES OF ADMINISTRATIVE AGENT'S COUNSEL. The Borrower shall have paid all fees and expenses of the Administrative Agent's outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Fifth Amendment Effective Date.

     SECTION 4.07 OTHER INSTRUMENTS OR DOCUMENTS. The Administrative Agent or any Lender or counsel to the Administrative Agent shall have received such other instruments or documents as any of them may reasonably request.

     SECTION 4.08 OPINION OF COUNSEL. The Administrative Agent shall have received a duly executed original opinion issued by outside counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

     SECTION 4.09 LIENS. The Administrative Agent shall have received the results of lien, tax and judgment searches of the UCC Records of the Secretary of State of the States of Texas and Louisiana from a source acceptable to the Administrative Agent and reflecting no Liens against any of the Mortgaged Properties as to which perfection of a Lien is accomplished by the filing of a financing statement other than Liens not prohibited under Section 9.02 of the Credit Agreement and Liens (if any) which are being released concurrently with the effectiveness of this Fifth Amendment.

     SECTION 4.10 TITLE DUE DILIGENCE. The Administrative Agent shall be satisfied in its sole discretion with its due diligence analysis and review of the status of the Borrower's title to its Oil and Gas Properties and to the other Mortgaged Properties and which review should reflect no Liens, other than Liens not prohibited under Section 9.02 of the Credit Agreement, against any of the Mortgaged Properties and Liens (if any) which are being released concurrently with the effectiveness of this Fifth Amendment.

     SECTION 4.11 CONSENT. The Administrative Agent shall have received true and complete copies of all governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Fifth Amendment and the other Loan Documents, including, without limitation, the Waiver of Defaults and Ratification of Intercreditor and Subordination Agreement dated as of November 5, 2001 among the Borrower, the Administrative Agent, the Lenders, and Aquila Energy Capital Corporation.

     SECTION 4.12 RELIANCE LETTER. The Administrative Agent shall have received a letter from Jackson Walker L.L.P. permitting the Administrative Agent and the Lenders to rely on certain title opinions issued by Jackson Walker L.L.P., counsel to the

Borrower. Failure of the Borrower to comply with this Section 4.12 shall constitute an Event of Default under the Credit Agreement and the other Loan Documents.

                                  ARTICLE V.
                                 MISCELLANEOUS

     SECTION 5.01 FINANCING STATEMENTS. The Borrower hereby authorizes the Administrative Agent to file any financing statements without the signature of the Borrower to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under the Security Instruments or the other Loan Documents.

     SECTION 5.02 LEGAL OPINION. On or before November 19, 2001, the Borrower shall cause the Subordinated Creditor to deliver the opinion of Porter & Hedges, L.L.P., counsel to the Subordinated Creditor, as required under Section 3.09 of the Subordination Agreement. Failure of the Borrower to comply with this Section
5.02 shall constitute an Event of Default under the Credit Agreement and the other Loan Documents.

     SECTION 5.03 USE OF UNSCHEDULED REDETERMINATION. The establishment of the Borrowing Base and Monthly Reduction Amounts set forth in the Credit Agreement as revised by Section 2.02(b) of this Fifth Amendment is in lieu of the redetermination of the Borrowing Base and Monthly Reduction Amount scheduled for the last Business Day of October, 2001 pursuant to Section 4.08 of the Fourth Amendment. As set forth in Section 4.08 of the Fourth Amendment, the Administrative Agent and the Lenders shall not be required at the Borrower's request to conduct an unscheduled redetermination of the Borrowing Base or the Monthly Reduction Amount during the balance of calendar year 2001.

     SECTION 5.04 EFFECT ON LOAN DOCUMENTS.

     (a) Each of the Borrower, the Administrative Agent and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect. Nothing herein shall act as a waiver of any of the Administrative Agent's or Lender's rights under the Loan Documents, as amended, including the waiver of any Default or Event of Default, however denominated. From and after the Fifth Amendment Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Fifth Amendment.

     (b) This Fifth Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Fifth Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.

     SECTION 5.05 COUNTERPARTS. This Fifth Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Fifth Amendment may be executed by facsimile signature and all such signatures shall be effective as originals.

     SECTION 5.06 SUCCESSORS AND ASSIGNS. This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

     SECTION 5.07 NUMBER AND GENDER. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

     SECTION 5.08 ENTIRE AGREEMENT. This Fifth Amendment constitutes the entire agreement among the parties hereto with respect to the subject hereof. All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this Fifth Amendment.

     SECTION 5.09 INVALIDITY. In the event that any one or more of the provisions contained in this Fifth Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Fifth Amendment.

     SECTION 5.10 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to Articles, Sections, subsections or other divisions of this Fifth Amendment or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto.

     SECTION 5.11 GOVERNING LAW. This Fifth Amendment shall be deemed to be a contract made under and shall be governed by and construed in accordance with the internal laws of the State of Texas.

THIS FIFTH AMENDMENT, THE CREDIT AGREEMENT, AS AMENDED HEREBY, THE NOTES, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                        [SIGNATURES BEGIN ON NEXT PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Fifth Amendment Effective Date.

BORROWER:                        ATP OIL & GAS CORPORATION



                                 By:  /s/T. Paul Bulmahn
                                      --------------------------------
                                      T. Paul Bulmahn
                                      President

LENDER AND ADMINISTRATIVE        UNION BANK OF CALIFORNIA, N.A.
AGENT                            individually and as Administrative Agent



                                 By:    /s/Damien Meiburger
                                        ----------------------------------
                                 Name:  Damien Meiburger
                                 Title: Senior Vice President



                                 By:    /s/Ali Ahmed
                                        ----------------------------------
                                 Name:  Ali Ahmed
                                 Title: Assistant Vice President

                                   EXHIBIT A

                                  FORM OF NOTE
                                  ------------

$___________________________                   _______________________, 200_

          FOR VALUE RECEIVED, ATP OIL & GAS CORPORATION, a ________________ corporation (the "Borrower") hereby promises to pay to the order of _______________________ (the "Lender"), at the Principal Office of Union Bank of California, N.A. (the "Administrative Agent") at Lincoln Plaza, 500 N. Akard Street, Suite 4200, Dallas, Texas 75204, the principal sum of __________________ Dollars ($___________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Loan at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedules attached hereto or any continuation thereof.

          This Note is one of the Notes referred to in the Credit Agreement dated as of April 27, 2001 among the Borrower, the Lenders which are or become parties hereto (including the Lender) and the Administrative Agent (as the same has been and may be further amended or supplemented from time to time, the "Credit Agreement"), and evidences Loans made by the Lender thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

          This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                 ATP OIL & GAS CORPORATION


                                 By:
                                        ----------------------------------
                                 Name:
                                 Title:

                                Schedule 2.08(a)
                                ----------------


 Monthly Reduction Amount and resulting Borrowing Base after Monthly Reduction



  Date           Monthly Reduction Amount          Borrowing Base
-------------------------------------------------------------------------------
12-27-01               $2,000,000                     $68,000,000
-------------------------------------------------------------------------------
 1-27-02               $2,000,000*                    $66,000,000*
-------------------------------------------------------------------------------

*These amounts are subject to possible change as a result of either (a) the redetermination of the Borrowing Base and the Monthly Reduction Amount scheduled on or around the first Business Day of January, 2002 contemplated by Section 2.08(d) or (b) any unscheduled redetermination of the Borrowing Base and Monthly Reduction Amount pursuant to such Section 2.08(d).